First Quarter 2020 Financial Results May 12, 2020

Safe Harbor Forward-Looking Statements This presentation contains forward-looking statements, including those related to Infinera’s expectations regarding its business model, market opportunities and customers; its expectations regarding the timing of its new products being available in the market; its ability to win new customers; its visibility into the performance of its business in future quarters based on the unpredictability of the macro-economic environment; and its financial outlook for the second quarter of 2020, including the projected revenue impact of the coronavirus for the second quarter of 2020. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements made about future market and financial performance; statements regarding future products or technology as well as the timing to market of any such products or technology; any statements about historical results that may suggest trends for our business; and any statements of assumptions underlying any of the items mentioned. These statements are based on estimates and information available to us at the time of this presentation and are not guarantees of future performance. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include, the effect of the COVID-19 pandemic on Infinera’s business, results of operations, financial condition, and stock price; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to make anticipated capital expenditures; Infinera's ability to service its debt obligations and pursue its strategic plan; delays in the development and introduction of new products or updates to existing products; market acceptance of Infinera’s end-to-end portfolio; Infinera's reliance on single and limited source suppliers; Infinera’s ability to successfully integrate its enterprise resource planning system and other management systems; the diversion of management time on issues related to the integration and the implementation of its enterprise resource planning system; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; the effects of customer consolidation; the impacts of foreign currency fluctuations; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Annual Report on Form 10-K for the year ended on December 28, 2019 as filed with the SEC on March 4, 2020, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements set forth in this presentation. © 2020 Infinera. All rights reserved. Company Confidential. 2

Q1’20 Key Highlights FINANCIAL MARKET OPERATIONS Year-over-year Macro-economic uncertainty Managed supply chain growth in revenue and bookings due to COVID-19 pandemic challenges Fundamental demand Year-over-year Initial $20M reduction in strong post COVID-19 decreased operating expenses inventory achieved uncertainty Initiated multi-quarter working Continued focus on delivering capital improvement plan to target differentiated solutions to Incurred incremental one-time $80M positive cash impact fastest growing market COVID-19 related costs segments © 2020 Infinera. All rights reserved. Company Confidential. 3

# Q1'20 Key Highlights

## CUSTOMERS

Increased demand by certain operators in Q1 to address COVID-19 driven bandwidth

Continued 2019 customer momentum with several significant new awards

Strength in Tier 1 & Tier 2 North America & EMEA operators

Completed Tier 1 initial deployment of 19-country subsea consortium network - expected higher margin capacity growth in 2H'20

## PRODUCTS & INNOVATION

Continued strong demand for Groove with substantial year-over-year bookings growth

Demonstrated superior performance with ICE6 800G solution providing >25% network savings over other 800G solutions

ICE6 800G product on track for delivery in 2H'20

Continued traction with 600G Groove – product shipped to 11 customers

Record bookings for XTM metro product

Continued progress with disruptive XR optics pluggables

Infinera

© 2020 Infinera. All rights reserved. Company Confidential.

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Q1’20 Year-over-Year Summary KEY DRIVERS REVENUE UP based on traction with new NON-GAAP Q1’2019 Q1’2020 DELTA customers and solutions (in $ Millions except EPS) REVENUE $295.6 $331.4 $35.8 GROSS MARGIN IMPACTS: Growth % 12% • Year-over-year primarily lower vertical integration • Quarter-over-quarter: >500 bps in Tier 1 subsea deal, GROSS MARGIN % 35.3% 28.3% (7.0%) 200G merchant optics, COVID-19 freight and logistics OPEX $139.4 $124.9 ($14.5) OPERATING EXPENSE DOWN due to improved operational efficiencies OPERATING MARGIN % (11.9%) (9.4%) 2.5% FOREIGN EXCHANGE (FX): EPS ($0.23) ($0.27) ($0.04) • $12.9M negative FX impact in Q1 due primarily to LATAM currency devaluations • Excluding FX, non-GAAP EPS in Q1’20 would have been See reconciliation of GAAP to non-GAAP on last page of slide deck ($0.20) © 2020 Infinera. All rights reserved. Company Confidential. 5

# Q1'20 Non-GAAP Financial Results

| Non-GAAP (In Thousands) | Q1'2019 | Q2'2019 | Q3'2019 | Q4'2019 | Total 2019 | Q1'2020 |
|---|---|---|---|---|---|---|
| Product | 223,007 | 234,966 | 253,754 | 307,861 | 1,019,588 | 255,192 |
| Services | 72,605 | 71,914 | 73,892 | 78,597 | 297,008 | 76,191 |
| **Total revenue** | **295,612** | **306,880** | **327,646** | **386,458** | **1,316,596** | **331,383** |
| Cost of product | 154,735 | 176,009 | 184,957 | 212,336 | 728,037 | 197,435 |
| Cost of services | 36,652 | 36,732 | 34,336 | 37,991 | 145,711 | 40,070 |
| Total cost of revenue | 191,387 | 212,741 | 219,293 | 250,327 | 873,748 | 237,505 |
| **Gross profit** | **104,225** | **94,139** | **108,353** | **136,131** | **442,848** | **93,878** |
| **Gross Margin %** | **35.3%** | **30.7%** | **33.1%** | **35.2%** | **33.6%** | **28.3%** |
| Total operating expenses | 139,356 | 131,754 | 126,907 | 127,304 | 525,321 | 124,888 |
| Income (loss) from operations | (35,131) | (37,615) | (18,554) | 8,827 | (82,473) | (31,010) |
| **Operating Margin %** | **-11.9%** | **-12.3%** | **-5.7%** | **2.3%** | **-6.3%** | **-9.4%** |
| Total other income (expense), net | (5,479) | (548) | (9,476) | (1,319) | (16,822) | (16,331) |
| Income (loss) before income taxes | (40,610) | (38,163) | (28,030) | 7,508 | (99,295) | (47,341) |
| Provision for (benefit from) income taxes | 619 | 3,855 | 2,421 | 1,105 | 8,000 | 2,106 |
| Net income (loss) | (41,229) | (34,308) | (30,451) | 6,403 | (107,295) | (49,447) |
| EPS | (0.23) | (0.24) | (0.17) | 0.03 | (0.60) | (0.27) |

***See reconciliation of GAAP to non-GAAP on last page of slide deck***

**REVENUE GROWTH** year over year and seasonally lower sequentially

**GROSS MARGIN** lower primarily due to customer mix

**OPERATING MARGIN** lower due to lower GM%, offset by reduced OpEx

**NON-GAAP EPS** impacted by $12.9M FX loss (7 cent impact to EPS)

** For EPS: Net loss quarters calculated on basic shares and net income quarters calculated on diluted shares; full year is net loss and thus calculated using basic shares.*

Infinera

© 2020 Infinera. All rights reserved. Company Confidential.

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Revenue by Region & Revenue by Vertical BY REGION Q1'19 Q2'19 Q3'19 Q4'19 Total FY'19 Q1'20 AMERICAS 45% 45% 49% 52% 48% 52% APJ 16% 15% 9% 10% 10% 16% EMEA 34% 31% 35% 30% 32% 27% OTHER AMERICAS 5% 10% 6% 7% 9% 6% Grand Total 100% 100% 100% 100% 100% 100% BY VERTICAL Q1'19 Q2'19 Q3'19 Q4'19 Total FY'19 Q1'20 40% 42% 44% 39% 41% 47% Tier 1 44% 43% 37% 40% 41% 33% Other Service Provider 6% 9% 13% 13% 10% 16% ICP 10% 6% 6% 8% 8% 4% Cable Grand Total 100% 100% 100% 100% 100% 100% GAAP revenue; totals may not foot to 100% due to rounding. © 2020 Infinera. All rights reserved. Company Confidential. 7

Q2’20 Outlook NON-GAAP Q2’20 OUTLOOK REVENUE $310 Million - $330 Million REVENUE Flat to down sequentially Growth %* +4% vs Q2’19; (3%) vs Q1’20 GROSS MARGIN % 31% - 35% GROSS Improvement on better mix. Range considers MARGIN supply chain impact of COVID-19 risk OPEX $120 Million - $124 Million Streamlining OpEx while maintaining R&D OPEX OPERATING MARGIN % (4%) +/- 300 bps investments in innovation pipeline * Growth % at midpoint of Q2’20 guidance compared to actuals of prior periods See reconciliation of GAAP to non-GAAP on last page of slide deck © 2020 Infinera. All rights reserved. Company Confidential. 8

GAAP to Non-GAAP Reconciliation NOTES: 1. Totals may not foot due to rounding 2. Amounts for Q2’20 outlook represent the midpoint of the expected ranges 3. Non-GAAP metrics are reconciled to the most directly comparable GAAP financial metric 4. For a complete reconciliation of other period results, see prior quarterly earnings releases © 2020 Infinera. All rights reserved. Company Confidential. 9

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